UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2023

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 10, 2023, United Bankshares, Inc. (“United” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, shareholders voted on the following four matters outlined in the Company’s proxy statement (the “Proxy Statement”): (1) to elect fifteen (15) persons to serve as directors of the Company for a one-year term expiring at the 2024 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) to approve, on an advisory basis, the compensation of United’s named executive officers; and (4) to approve a non-binding advisory proposal on the frequency of future advisory shareholder votes on the compensation of United’s named executive officers. The matters are described in detail in the Proxy Statement mailed to shareholders on or about March 30, 2023. The shareholders elected each of the fourteen (14) persons listed below as directors of the Company for a one-year term expiring at the 2024 Annual Meeting; ratified the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2023; and approved, on an advisory basis, the compensation of United’s named executive officers. A majority of the shareholders voted for the one-year option with respect to the frequency of future advisory shareholder votes on the compensation of United’s named executive officers. The voting results for the matters appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast
Richard M. Adams	100,054,219	3,638,594	—	16,178,783	18,995
Richard M. Adams, Jr.	100,768,301	2,924,512	—	16,178,783	18,995
Charles L. Capito, Jr.	102,117,610	1,575,203	—	16,178,783	18,995
Peter A. Converse	100,776,238	2,916,575	—	16,178,783	18,995
Michael P. Fitzgerald	100,852,278	2,840,535	—	16,178,783	18,995
Dr. Patrice A. Harris	101,124,698	2,568,115	—	16,178,783	18,995
Diana Lewis Jackson	102,277,023	1,415,790	—	16,178,783	18,995
J. Paul McNamara	81,900,967	21,791,846	—	16,178,783	18,995
Mark R. Nesselroad	100,216,217	3,476,596	—	16,178,783	18,995
Lacy I. Rice, III	102,265,278	1,427,535	—	16,178,783	18,995
Albert H. Small, Jr.	102,310,769	1,382,044	—	16,178,783	18,995
Mary K. Weddle	100,764,861	2,927,952	—	16,178,783	18,995
Gary G. White	99,347,857	4,344,956	—	16,178,783	18,995
P. Clinton Winter	99,235,647	4,457,166	—	16,178,783	18,995

As noted in the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 7, 2023, Jerold L. Rexroad provided notice of his retirement from the banking industry to pursue other opportunities and offered his resignation from the Board of Directors (the “Board”) of the Company, which was accepted by the Governance and Nominating Committee of the Board. Mr. Rexroad was listed in the Proxy Statement as a director nominee standing for re-election to the Board at the Meeting. Due to the timing of the resignation, which occurred after the Company mailed the Proxy Statement to its shareholders, the Board did not designate a substitute nominee for Mr. Rexroad. The Board determined it to be in the best interests of the Company and its shareholders to reduce the size of the Board from fifteen to fourteen directors and Mr. Rexroad was removed as a director nominee. Accordingly, any votes cast with respect to electing Mr. Rexroad to the Board were disregarded and not counted.

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
117,261,781	2,420,478	208,332	—	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
101,082,383	1,898,292	731,133	16,178,783	—

Proposal 4. Approval of a non-binding advisory proposal on the frequency of future advisory shareholder votes on the compensation of United’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes	Votes Uncast
94,163,101	585,300	7,956,972	1,006,435	16,178,783	—

Based on the voting results above on Proposal 4 and consistent with the recommendation of United’s Board of Directors and the Compensation and Human Capital Committee, the Company will continue to conduct an advisory vote annually on the compensation of United’s named executive officers until the next required vote on the frequency of shareholder votes to approve the compensation of United’s named executive officers. The Company is required to hold an advisory vote on the frequency of shareholder votes to approve the compensation of United’s named executive officers every six (6) years.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 15, 2023	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer